Exhibit 99.1

CoStar Group Third Quarter 2021 Revenue Increased 17% Year-over-Year,
CoStar Accelerated to Double-Digit Revenue Growth with Net Sales Reaching All-Time High

WASHINGTON – October 26, 2021 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics, and online marketplaces, announced today that revenue for the quarter ended September 30, 2021, was $499 million, an increase of 17% over revenue of $426 million for the third quarter of 2020.

Net income for the third quarter of 2021 was $64 million, or $0.16 per diluted share. Non-GAAP net income for the third quarter of 2021 (which excludes amortization of acquired intangible assets, stock-based compensation, and other items as described below) was $99 million or $0.25 per diluted share, an increase of $10 million or 11% versus the third quarter of 2020. EBITDA for the third quarter of 2021 was $123 million, an increase of 13% versus EBITDA of $108 million for the third quarter of 2020.

“We achieved another great quarter of strong results, with CoStar Group now at nearly $2 billion in run rate revenue and profit for the third quarter of 2021 well-ahead of our guidance,” commented Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “CoStar performance continues to improve, with revenue returning to double-digit growth rates in the third quarter of 2021 and our CoStar sales team produced net sales bookings 57% higher quarter-over-quarter and 566% higher year-over-year," continued Florance. "I’m very happy with the performance of our Ten-X and Residential businesses as well, both of which delivered exceptional revenue growth of 27% for Ten-X and 38% for Homesnap, on a year-over-year and pro forma basis, respectively.”

“With recent record levels of demand for apartments, vacancies have declined to the lowest levels in decades creating some headwinds for demand in apartment advertising. However, traffic to our network of sites increased 17% year-over-year in the third quarter of 2021,” stated Florance, “with Apartments.com generating millions more high-quality leads for our customers year-over-year in a low-vacancy environment while our clients are increasing their rents to record levels. This tremendous growth in leads and rents has positioned Apartments.com to begin initiating pricing adjustments to better capture the value of the lead flow we are delivering to our clients. We are just beginning to implement the new pricing, and I am encouraged by the initial results of the price changes.”

Companywide net bookings for the third quarter of 2021 were $47 million, which includes stronger than expected CoStar sales offset by sales results slowed by the ultra-low vacancy rates in Multifamily.

Year 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)
	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$392	$397	$426	$444	$458	$480	$499
Net income	73	60	58	36	74	61	64
Net income per share - diluted(1)	0.20	0.16	0.15	0.09	0.19	0.16	0.16
Weighted average outstanding shares - diluted(1)	368	377	394	394	394	394	394

EBITDA	100	109	108	88	136	133	123
Adjusted EBITDA	124	129	134	167	160	150	144
Non-GAAP net income	90	88	89	112	108	103	99
Non-GAAP net income per share - diluted(1)	0.24	0.23	0.23	0.29	0.27	0.26	0.25
__________________________
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

As of September 30, 2021, the Company had approximately $3.8 billion in cash, cash equivalents and restricted cash and outstanding debt of approximately $988 million.

2021 Outlook
“In order to provide additional transparency and insight into the revenue performance of our most promising growth areas, we will now report revenue for both LoopNet and Residential services separately in our quarterly financial results,” said CoStar Group Chief Financial Officer, Scott Wheeler. The Commercial Property and Land sector is being renamed Other Marketplaces and includes Ten-X and the Lands and Businesses for Sale marketplaces.

The Company is adjusting its revenue guidance for the full year of 2021 to a new range of $1.935 billion to $1.940 billion, representing growth of approximately 17% year-over-year at the midpoint of the range. The new guidance includes a reduction in expected revenue from Multifamily which is partially offset by stronger expected revenue from CoStar. Revenue for the fourth quarter of 2021 is expected to be in the range of $498 million to $503 million, representing year-over-year revenue growth of approximately 13% at the midpoint of the range.

The Company is raising its adjusted EBITDA guidance for the full year of 2021 to a new range of $615 million to $620 million, representing growth of approximately 12% at the midpoint of the range. For the fourth quarter of 2021, the Company expects adjusted EBITDA in a range of $161 million to $166 million.

The Company is raising its non-GAAP net income per diluted share guidance for full-year 2021 to a new range of $1.07 to $1.08 per share based on 394 million shares. For the fourth quarter of 2021, we expect non-GAAP net income per diluted share in a range of $0.29 to $0.30 per share based on 394 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the fourth quarter of 2021.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 26, 2021, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies and the commercial real estate industry, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2021, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call to discuss third quarter 2021 results and the Company’s outlook at 5:00 PM EDT on Tuesday, October 26, 2021. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$499,319	$425,620	$1,437,349	$1,214,626
Cost of revenues	92,597	77,865	270,911	230,814
Gross profit	406,722	347,755	1,166,438	983,812

Operating expenses:
Selling and marketing (excluding customer base amortization)	180,055	146,634	483,354	402,202
Software development	53,143	40,732	148,500	121,343
General and administrative	64,671	65,322	186,747	181,598
Customer base amortization	19,121	18,258	55,885	44,677
	316,990	270,946	874,486	749,820

Income from operations	89,732	76,809	291,952	233,992
Interest expense, net	(7,943)	(7,537)	(23,698)	(9,482)
Other income (expense)	1,546	(338)	2,343	29
Income before income taxes	83,335	68,934	270,597	224,539
Income tax expense	19,031	10,748	70,933	33,200
Net income	$64,304	$58,186	$199,664	$191,339

Net income per share - basic(1)	$0.16	$0.15	$0.51	$0.51
Net income per share - diluted(1)	$0.16	$0.15	$0.51	$0.50

Weighted-average outstanding shares - basic(1)	392,419	391,586	392,101	377,177
Weighted-average outstanding shares - diluted(1)	394,295	394,013	394,036	379,704
__________________________
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$64,304	$58,186	$199,664	$191,339
Income tax expense	19,031	10,748	70,933	33,200
Income before income taxes	83,335	68,934	270,597	224,539
Amortization of acquired intangible assets	26,330	24,870	77,450	63,348
Stock-based compensation expense	16,299	16,730	46,988	41,437
Acquisition and integration related costs	5,012	7,887	15,475	26,631
Restructuring and related costs	—	413	—	413
Other expense	934	113	2,791	113
Non-GAAP income before income taxes	131,910	118,947	413,301	356,481
Assumed rate for income tax expense(1)	25%	25%	25%	25%
Assumed provision for income tax expense	(32,978)	(29,737)	(103,325)	(89,120)
Non-GAAP net income	$98,932	$89,210	$309,976	$267,361

Net income per share - diluted(2)	$0.16	$0.15	$0.51	$0.50
Non-GAAP net income per share - diluted(2)	$0.25	$0.23	$0.79	$0.70

Weighted average outstanding shares - basic(2)	392,419	391,586	392,101	377,177
Weighted average outstanding shares - diluted(2)	394,295	394,013	394,036	379,704
__________________________
(1) A 25% tax rate is assumed for 2021 and 2020, which approximates our statutory federal and state corporate tax rate.
(2) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$64,304	$58,186	$199,664	$191,339
Amortization of acquired intangible assets in cost of revenues	7,209	6,612	21,565	18,671
Amortization of acquired intangible assets in operating expenses	19,121	18,258	55,885	44,677
Depreciation and other amortization	6,610	6,806	22,138	20,563
Interest expense	7,943	7,537	23,698	9,482
Other (income) expense	(1,546)	338	(2,343)	(29)
Income tax expense	19,031	10,748	70,933	33,200
EBITDA	$122,672	$108,485	$391,540	$317,903
Stock-based compensation expense	16,299	16,730	46,988	41,437
Acquisition and integration related costs	5,012	7,887	15,475	26,631
Restructuring and related costs	—	413	—	413
Adjusted EBITDA	$143,983	$133,515	$454,003	$386,384

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,761,587	$3,755,912
Accounts receivable	128,700	119,059
Less: Allowance for credit losses	(13,049)	(15,110)
Accounts receivable, net	115,651	103,949
Prepaid expenses and other current assets	37,599	28,651
Total current assets	3,914,837	3,888,512

Deferred income taxes, net	1,975	4,983
Property and equipment, net	238,866	126,325
Lease right-of-use assets	105,964	108,740
Goodwill	2,293,514	2,235,999
Intangible assets, net	447,900	426,745
Deferred commission costs, net	96,303	93,274
Deposits and other assets	16,971	15,856
Income tax receivable	14,986	14,986
Total assets	$7,131,316	$6,915,420
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,487	$15,732
Accrued wages and commissions	82,905	80,998
Accrued expenses	86,788	110,305
Income taxes payable	11,828	16,316
Lease liabilities	29,878	32,648
Deferred revenue	92,631	74,851
Total current liabilities	321,517	330,850

Long-term debt, net	987,633	986,715
Deferred income taxes, net	83,399	72,991
Income taxes payable	26,188	25,282
Lease and other long-term liabilities	109,156	124,223
Total liabilities	$1,527,893	$1,540,061

Total stockholders’ equity	5,603,423	5,375,359
Total liabilities and stockholders’ equity	$7,131,316	$6,915,420

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net income	$199,664	$191,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,390	83,911
Amortization of deferred commissions costs	46,728	45,017
Amortization of Senior Notes discount and issuance costs	1,742	1,082
Non-cash lease expense	21,118	18,801
Stock-based compensation expense	46,988	40,783
Deferred income taxes, net	16,255	6,812
Credit loss expense	7,797	21,395
Other operating activities, net	10	(12)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(17,715)	(34,131)
Prepaid expenses and other current assets	(18,820)	4,145
Deferred commissions	(49,798)	(48,704)
Accounts payable and other liabilities	(27,912)	47,341
Lease liabilities	(23,596)	(21,247)
Income taxes payable	(3,583)	(9,838)
Deferred revenue	15,800	7,123
Other assets	2,150	1,521
Net cash provided by operating activities	319,218	355,338

Investing activities:
Proceeds from sale and settlement of investments	—	10,259
Proceeds from sale of property and equipment and other assets	245	—
Purchase of Richmond assets and other intangibles	(123,623)	—
Purchases of property and equipment and other assets	(21,533)	(42,137)
Cash paid for acquisitions, net of cash acquired	(152,594)	(192,002)
Net cash used in investing activities	(297,505)	(223,880)

Financing activities:
Proceeds from long-term debt	—	1,744,210
Payments of debt issuance costs	—	(15,747)
Payments of long-term debt	—	(745,000)
Repurchase of restricted stock to satisfy tax withholding obligations	(29,306)	(34,051)
Proceeds from equity offering, net of transaction costs	—	1,689,971
Proceeds from exercise of stock options and employee stock purchase plan	15,025	28,169
Other financing activities	(57)	(1,650)
Net cash (used in) provided by financing activities	(14,338)	2,665,902

Effect of foreign currency exchange rates on cash and cash equivalents	(1,700)	(286)
Net increase in cash, cash equivalents and restricted cash	5,675	2,797,074
Cash, cash equivalents and restricted cash at the beginning of period	3,755,912	1,070,731
Cash, cash equivalents and restricted cash at the end of period	$3,761,587	$3,867,805

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended September 30,
	2021			2020
	North America	International	Total	North America	International	Total
CoStar	$174,071	$9,194	$183,265	$158,235	$7,753	$165,988
Information Services	29,177	6,749	35,926	26,357	6,817	33,174
Multifamily	171,125	—	171,125	155,184	—	155,184
LoopNet(1)	52,103	424	52,527	44,938	146	45,084
Residential(1)	24,747	—	24,747	—	—	—
Other Marketplaces(1)	31,729	—	31,729	26,190	—	26,190
Total revenues	$482,952	$16,367	$499,319	$410,904	$14,716	$425,620
__________________________
(1) As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces.

	Nine Months Ended September 30,
	2021			2020
	North America	International	Total	North America	International	Total
CoStar	$505,470	$26,958	$532,428	$473,363	$22,634	$495,997
Information Services	84,959	20,820	105,779	77,069	19,023	96,092
Multifamily	508,629	—	508,629	438,185	—	438,185
LoopNet(1)	151,770	1,082	152,852	131,348	256	131,604
Residential(1)	53,939	—	53,939	—	—	—
Other Marketplaces(1)	83,722	—	83,722	52,748	—	52,748
Total revenues	$1,388,489	$48,860	$1,437,349	$1,172,713	$41,913	$1,214,626
__________________________
(1) As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces.

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
EBITDA
North America	$119,823	$107,906	$385,857	$322,611
International	2,849	579	5,683	(4,708)
Total EBITDA	$122,672	$108,485	$391,540	$317,903

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$72.8	$60.4	$58.2	$35.8	$74.2	$61.1	$64.3
Income tax expense	5.6	16.9	10.7	10.7	19.1	32.8	19.0
Income before income taxes	78.4	77.3	68.9	46.4	93.3	93.9	83.3
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8	25.3	26.3
Stock-based compensation expense	15.2	9.5	16.7	12.7	15.5	15.1	16.3
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5	2.0	5.0
Restructuring and related costs	—	—	0.4	—	—	—	—
Other expense	—	—	0.1	—	1.1	0.8	0.9
Non-GAAP income before income taxes	119.8	117.8	118.9	149.8	144.2	137.1	131.8
Assumed rate for income tax expense (1)	25%	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(30.0)	(29.5)	(29.7)	(37.5)	(36.0)	(34.3)	(33.0)
Non-GAAP net income	$89.8	$88.3	$89.2	$112.3	$108.2	$102.8	$98.8

Non-GAAP net income per share - diluted(2)	$0.24	$0.23	$0.23	$0.29	$0.27	$0.26	$0.25

Weighted average outstanding shares - basic(2)	364.7	375.2	391.6	391.4	391.6	392.3	392.4
Weighted average outstanding shares - diluted(2)	367.8	377.3	394.0	394.0	393.7	394.1	394.3
__________________________
(1) A 25% tax rate is assumed for 2021 and 2020, which approximates our statutory federal and state corporate tax rate.
(2) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$72.8	$60.4	$58.2	$35.8	$74.2	$61.1	$64.3
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8	25.3	26.3
Depreciation and other amortization	6.8	7.0	6.8	8.2	8.5	7.0	6.6
Interest (income) expense	(1.7)	3.6	7.5	7.9	7.9	7.9	7.9
Other (income) expense	(0.8)	0.4	0.3	0.9	0.1	(0.8)	(1.5)
Income tax expense	5.6	16.9	10.7	10.7	19.1	32.8	19.0
EBITDA	$100.2	$109.3	$108.4	$88.3	$135.6	$133.3	$122.6
Stock-based compensation expense	15.1	9.5	16.7	12.7	15.5	15.1	16.3
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5	2.0	5.0
Restructuring and related costs	—	—	0.4	—	—	—	—
Adjusted EBITDA	$124.0	$128.8	$133.4	$166.9	$159.6	$150.4	$143.9

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2021		December 31, 2021
	Low	High	Low	High

Net income	$76,000	$80,000	$276,000	$280,000
Income tax expense	25,000	26,000	96,000	97,000
Income before income taxes	101,000	106,000	372,000	377,000
Amortization of acquired intangible assets	26,000	26,000	103,000	103,000
Stock-based compensation expense	17,000	17,000	64,000	64,000
Acquisition and integration related costs	2,000	2,000	17,000	17,000
Other expense	5,000	5,000	8,000	8,000
Non-GAAP income before income taxes	151,000	156,000	564,000	569,000
Assumed rate for income tax expense(1)	25%	25%	25%	25%
Assumed provision for income tax expense	(37,800)	(39,000)	(141,000)	(142,300)
Non-GAAP net income	$113,200	$117,000	$423,000	$426,700

Net income per share - diluted(2)	$0.19	$0.20	$0.70	$0.71
Non-GAAP net income per share - diluted(2)	$0.29	$0.30	$1.07	$1.08

Weighted average outstanding shares - diluted(2)	394,400	394,400	394,000	394,000
__________________________
(1) A 25% tax rate is assumed, which approximates our statutory federal and state corporate tax rate.
(2) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2021		December 31, 2021
	Low	High	Low	High
Net income	$76,000	$80,000	$276,000	$280,000
Amortization of acquired intangible assets	26,000	26,000	103,000	103,000
Depreciation and other amortization	8,000	8,000	30,000	30,000
Interest expense	8,000	8,000	32,000	32,000
Other (income)	(1,000)	(1,000)	(3,000)	(3,000)
Income tax expense	25,000	26,000	96,000	97,000
Stock-based compensation expense	17,000	17,000	64,000	64,000
Acquisition and integration related costs	2,000	2,000	17,000	17,000
Adjusted EBITDA	$161,000	$166,000	$615,000	$620,000

Investor Relations:
Bill Warmington
Vice President
CoStar Group Investor Relations
(202) 346-5661
wwarmington@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costargroup.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com offers real estate professionals advertising and marketing services for residential properties. Realla is the UK’s most comprehensive commercial property digital marketplace. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of approximately 4,800 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease or expectations are not met, including trends and expectations related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, gross margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that pricing adjustments for Apartments.com do not achieve the anticipated results, including capturing the value of the lead flow delivered; the risk that the Company is unable to sustain current revenue and earnings, including CoStar, Ten-X and Homesnap revenue growth rates or increase them; the risk that the Company is unable to sustain current CoStar net new bookings; the risk that revenues for the fourth quarter and full year 2021 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2021 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2021 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2021 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy and the commercial real estate industry, employee attrition, absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; and government and private actions taken to control the spread of COVID-19. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.